Exhibit 10.11D

Amendment Three to Pharmacy Master Services Agreement

This Amendment Three to the Pharmacy Master Services Agreement dated July 1, 2020 (this “Amendment”) is by and between Jazz Pharmaceuticals, Inc. and Express Scripts Specialty Distribution Services, Inc. (“ESSDS”) (collectively, the “Parties”) and is entered into by and between the Parties as of December 7, 2021 (the “Effective Date”).
WHEREAS, the Parties entered into a Pharmacy Master Services Agreement effective as of July 1, 2020 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth herein with the intent of ensuring Adverse Events and Product Complaints for all Product Marketed by Jazz and reported to ESSDS in connection with their services under the Agreement are collected and reported to Jazz;

NOW, THEREFORE, in consideration of the promises, mutual covenants, representations, and warranties set forth herein, the Parties agree as follows:

1.Section 1.25 shall be amended and restated to read as follows:
1.25 “Products” shall mean Xyrem® (sodium oxybate) oral solution and dosing kit, and Xywav® (calcium, magnesium, potassium, and sodium oxybates) oral solution.
2.Section 1.26 shall be amended and restated to read as follows:
1.26 “Product Complaint” shall mean notification relating to quality, purity, identity, potency, packaging, tampering, and/or quality aspect of the Products, or any Products Marketed by Jazz.
3.A new section 1.26a shall be added to read as follows:
1.26a “Products Marketed by Jazz” shall mean any medicine other than the Products as defined in Section 1.25, which are marketed by Jazz Pharmaceuticals in the U.S., including Sunosi™ (solriamfetol), Epidiolex® (cannabidiol), Defitelio® (defibrotide sodium), Rylaze™ asparaginase erwinia chrysanthemi (recombinant)-rywn, Vyxeos® (daunorubicin and cytarabine), and Zepzelca (lurbinectedin). The list of Products Marketed by Jazzmay be amended from time to time upon written notice to ESSDS, and any such amendments to the list will be incorporated into the applicable mutually agreed upon SOPs and Work Instructions.
4.A new section 7.3a shall be added to read as follows:
7.3a Adverse Event and Product Compliant Reporting for Products Marketed by Jazz. All Adverse Events and Product Complaints for Products Marketed by Jazz that are reported to ESSDS in connection with services provided by ESSDS under the

Agreement will be collected and reported to Jazz pursuant to the terms of this agreement and any relevant Work Order, Work Instructions and/or SOPs;

5.Except as specifically modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

AGREED TO:	AGREED TO:
Jazz Pharmaceuticals, Inc.	Express Scripts Specialty Distribution Services, Inc.
Signature: /s/ Debra Feldman	Signature: Joshua Parker
Name: Debra S. Feldman	Name; Joshua Parker
Title: VP, Global Pharmacovigilance & Labeling	Title: VP
Date: 22-Dec-2021	Date: 12/07/2021 | 1:16 PM CST

RPM for JLD 12.7.21